EXHIBIT 3.1

AMENDED AND RESTATED
BYLAWS
OF
ETELCHARGE.COM,
A NEVADA CORPORATION

These are the bylaws of eTELCHARGE.com, a Nevada corporation (the “corporation”).

ARTICLE 1
OFFICES

1.1 Locations of Offices. The corporation may have offices at places both within and without the State of Nevada and the State of Texas, as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE 2
STOCKHOLDERS

2.1 Annual Meeting. The annual meeting of the stockholders shall be held at such date and time as is designated by the board of directors and as is provided for in the notice of the meeting for the purpose of electing a board of directors and for the transaction of such other business as may properly be brought before the meeting.

2.2 Special Meeting. Special meetings of the stockholders may be called at any time for any purpose only by the chief executive officer, the chairman of the board of directors, if any, or the board of directors. Business transacted at any special meeting is limited to that stated in the notice of such special meeting.

2.3 Place of Meetings. The chief executive officer, the chairman of the board of directors, if any, or the board of directors may designate any place, either within or without the state of incorporation, as the place of meeting for any annual meeting or for any special meeting.

2.4 Notice of Meetings. The secretary or assistant secretary, if any, shall cause notice of the time, date, place, and purpose or purposes of all meetings of the stockholders (whether annual or special), to be mailed at least 10 days but not more than 60 days prior to the meeting, to each stockholder of record entitled to vote at such meeting.

2.5 Waiver of Notice. Any stockholder may waive notice of any meeting of stockholders (however called or noticed, whether or not called or noticed, and whether before, during, or after the meeting) by signing a written waiver of notice or a consent to the holding of such meeting or any approval of the minutes thereof. Attendance at a meeting, in person or by proxy, shall constitute waiver of all defects of notice regardless of whether waiver, consent, or approval is signed or any objections are made, unless attendance is solely for the purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. All such waivers, consents, or approvals shall be made a part of the minutes of the meeting.

2.6 Fixing Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day immediately prior to the day on which notice is given, or, if notice is waived, at the close of business on the day immediately prior to the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting. The board of directors shall fix a new record date if the meeting is adjourned to a date more than 60 days later than the date set for the original meeting. In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the board of directors. If no record date has been fixed by the board of directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation. If no record date has been fixed by the board of directors and prior action by the board of directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action. In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

2.7 Voting Lists. The officers of the corporation shall cause to be prepared from the stock ledger at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the principal executive office of the corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. The original stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section, or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.

2.8 Quorum. Unless otherwise provided in the statutes of the State of Nevada or the articles of incorporation of the corporation (the “Articles of Incorporation”), stock representing a majority of the voting power of all outstanding stock of the corporation entitled to vote shall constitute a quorum at all meetings of the stockholders for the transaction of business. The board of directors or the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, whether or not a quorum shall be present or represented. At such reconvened meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than 30 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.9 Vote Required. When a quorum is present at any meeting, action by the stockholders on any matter other than the election of directors is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, except (i) as otherwise required by the statutes of the State of Nevada or (ii) where voting by classes is required for any action of the stockholders by the statutes of the State of Nevada or the Articles of Incorporation, in which case the number of votes cast in favor of the matter by the voting power of each such class must exceed the number of votes cast in opposition to the matter by the voting power of each such class (or such greater requirement as provided in the Articles of Incorporation or the statutes of the State of Nevada). The required vote for the election of directors is set forth in Section 2.14.

2.10 Voting of Stock. Unless otherwise provided in the Articles of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder. Voting by stockholders shall be by written ballot.

2.11 Proxies. A stockholder may vote in person or may be represented in vote by a proxy or proxies appointed by the stockholder by an instrument in writing or, to the extent permitted by the statutes of the State of Nevada, by transmission of an electronic record to the person who will be the holder of the proxy or by a firm who solicits proxies or like agent who is authorized by the person who will be the holder of the proxy to receive the transmission. Such instrument authorizing a proxy to act shall be delivered at the beginning of such meeting to the secretary of the corporation or to such other officer or person who may, in the absence of the secretary, be acting as secretary of the meeting. In the event that any such instrument shall designate two or more persons to act as proxy, a majority of such persons present at the meeting, or if only one be present, that one shall (unless the instrument shall otherwise provide) have all of the powers conferred by the instrument on all persons so designated. Persons holding stock in a fiduciary capacity shall be entitled to vote the stock so held, and the persons whose shares are pledged shall be entitled to vote, unless the transfer by the pledgor in the books and records of the corporation shall have expressly empowered the pledgee to vote thereon, in which case the pledgee, or his proxy, may represent such stock and vote thereon. No proxy shall be voted or acted on after three years from its date, unless the proxy provides for a longer period.

2.12 Nomination of Directors. Only persons who are nominated in accordance with the procedures set forth in this section shall be eligible for election as directors. Nominations of persons for election to the board of directors of the corporation may be made at a meeting of stockholders at which directors are to be elected only (a) by or at the direction of the board of directors or (b) by any stockholder of the corporation entitled to vote for the election of directors at a meeting who complies with the notice procedures set forth in this section. Such nominations, other than those made by or at the direction of the board of directors, shall be made by timely notice in writing to the secretary of the corporation. To be timely with respect to the 2008 annual meeting of stockholders of the corporation only, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than 30 days prior to the date of the meeting, provided that, in the event that less than 40 days’ notice of the date of the meeting is given or made to stockholders, to be timely, a stockholder’s notice shall be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed. To be timely with respect to annual meetings of stockholders after the 2008 annual meeting of stockholders, a stockholder’s notice shall be delivered mailed to the principal executive offices of the corporation not less than 120 days nor more than 150 days in advance of the date which is the anniversary of the date on which the corporation’s proxy statement was released to stockholders in connection with the previous year’s annual meeting, provided that, if the Company did not hold such previous year’s annual meeting or if the date of the current year’s annual meeting has been changed by more than 30 days from the date of the previous year’s annual meeting, then such stockholder’s notice shall be so delivered or mailed and received not less than 30 days in advance of the anticipated date of mailing (as publicly announced by the corporation) of the corporation’s proxy statement for the next annual meeting of stockholders. Such stockholder’s notice shall set forth (a) as to each person whom such stockholder proposed to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”) (including each such person’s written consent to serve as a director if elected); and (b) as to the stockholder giving the notice (i) the name and address of such stockholder as it appears on the corporation’s books, (ii) the class and number of shares of the corporation’s capital stock that are beneficially owned by such stockholder, (iii) a description of all arrangements or understandings between the stockholder and each proposed nominee and any other persons pursuant to which the nominations are to be made by the stockholder, (iv) a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, and (v) any other information relating to the stockholder that would be required to be disclosed in a proxy statement or other filings pursuant to Regulation 14A of the Exchange Act. At the request of the board of directors, any person nominated by the board of directors for election as a director shall furnish to the secretary of the corporation that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the provisions of this section. Except as may otherwise be required by applicable law, nothing herein shall obligate the corporation to include in the corporation’s proxy statement any nominee for director nominated by a stockholder or any other stockholder proposal. In addition, nothing herein shall require the corporation to submit to the stockholders any proposal which is otherwise excludable or improper under applicable law. The officer of the corporation or other person presiding at the meeting shall, if the facts so warrant, determine and declare to the meeting that a nomination was not made in accordance with such provisions, and if such officer should so determine, such officer shall so declare to the meeting, and the defective nomination shall be disregarded.

2.13 Inspector of Election. There may be appointed an inspector of the vote. Such inspector shall first take and subscribe an oath or affirmation faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. Unless appointed in advance of any such meeting by the board of directors, such inspector shall be appointed for the meeting by the presiding officer. No director or candidate for the officer of director shall be appointed as such inspector. Such inspector shall be responsible for tallying and certifying each vote required to be tallied and certified by them as provided in the resolution of the board of directors appointing him or in his appointment by the person presiding at such meeting, as the case may be.

2.14 Election of Directors. At all meetings of the stockholders at which directors are to be elected, except as otherwise set forth in the Articles of Incorporation, directors shall be elected by a plurality of the votes cast at the meeting. The election of directors shall be by written ballot.

2.15 Business at Annual Meeting. At any annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the board of directors or (b) by any stockholder of the corporation who is entitled to vote with respect thereto and who complies with the notice procedures set forth in this section. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely with respect to the 2008 annual meeting of stockholders of the corporation only, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than 30 days prior to the date of the meeting, provided that, in the event that less than 40 days’ notice of the date of the meeting is given or made to stockholders, to be timely, a stockholder’s notice shall be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed. To be timely with respect to annual meetings of stockholders after the 2008 annual meeting of stockholders, a stockholder’s notice shall be delivered or mailed to the principal executive offices of the corporation not less than 120 days nor more than 150 days in advance of the date which is the anniversary of the date on which the corporation’s proxy statement was released to stockholders in connection with the previous year’s annual meeting, provided that, if the Company did not hold such previous year’s annual meeting or if the date of the current year’s annual meeting has been changed by more than 30 days from the date of the previous year’s annual meeting, then such stockholder’s notice shall be so delivered or mailed and received not less than 30 days in advance of the anticipated date of mailing (as publicly announced by the corporation) of the corporation’s proxy statement for the next annual meeting of stockholders. A stockholder’s notice to the secretary shall set forth as to each matter such stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the corporation’s books, of the stockholder proposing such business, (c) the class and number of shares of the corporation’s capital stock that are beneficially owned by such stockholder, and (d) any material interest of such stockholder in such business. Notwithstanding anything in these bylaws to the contrary, no business shall be brought before or conducted at an annual meeting except in accordance with the provisions of this section. The officer of the corporation or other person presiding at the annual meeting shall, if the facts so warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with such provisions, and if such presiding officer should so determine and declare to the meeting that business was not properly brought before the meeting in accordance with such provisions and if such presiding officer should so determine, such presiding officer shall so declare to the meeting, and any such business so determined to be not properly brought before the meeting shall not be transacted.

2.16 Business at Special Meeting. At any special meeting of the stockholders, only such business shall be conducted as shall have been stated in the notice of such special meeting.

2.17 Written Consent to Action by Stockholders. Unless otherwise provided in the Articles of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

2.18 Procedure for Meetings. Meeting of the stockholders shall be conducted pursuant to such reasonable rules of conduct and protocol as the board of directors or the Chairman of the Board may prescribe.

ARTICLE 3
DIRECTORS

3.1 General Powers. The business of the corporation shall be managed under the direction of its board of directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by the statutes of the State of Nevada, the Articles of Incorporation or these bylaws directed or required to be exercised or done solely by the stockholders.

3.2 Number, Term, and Qualifications. The number of directors which shall constitute the board, subject to the limitations set forth in the Articles of Incorporation, shall be determined by a resolution of the board of directors or by the stockholders at the annual meeting of the stockholders or a special meeting called for such purpose, except as provided in section 3.3 of this article, and each director elected shall hold office until his successor is elected and qualified. Directors need not be residents of the state of incorporation or stockholders of the corporation.

3.3 Vacancies and Newly Created Directorships. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

3.4 Regular Meetings. A regular meeting of the board of directors shall be held without other notice than this bylaw immediately following and at the same place as the annual meeting of stockholders. The board of directors may provide by resolution the date, time and place, either within or without the state of incorporation, for the holding of additional regular meetings without other notice than such resolution.

3.5 Special Meetings. Special meetings of the board of directors may be called by or at the request of the chief executive officer, chairman of the board of directors, if any, or any two directors. The person or persons authorized to call special meetings of the board of directors may fix any place, either within or without the state of incorporation, as the place for holding any special meeting of the board of directors called by them.

3.6 Meetings by Telephone Conference Call. Members of the board of directors may participate in a meeting of the board of directors or a committee of the board of directors by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

3.7 Notice. Notice of any special meeting shall be given at least 24 hours prior thereto by telephone call to each director or by written notice delivered personally, by e-mail, by facsimile transmission or by overnight courier to each director. Each director shall register his or her address and telephone number(s) with the secretary of the corporation for purpose of receiving notices. Any such notice shall be deemed to have been given as of the date so personally delivered or sent by e-mail or facsimile transmission or communicated by telephone call to such director or as of the day following dispatch by overnight courier to such director. Any director may waive notice of any meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting solely for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. An entry of the service of notice given in the manner and at the time provided for in this section may be made in the minutes of the proceedings of the board of directors, and such entry, if read and approved at a subsequent meeting of the board of directors, shall be conclusive on the issue of notice.

3.8 Quorum. A majority of the board of directors then in office shall constitute a quorum for the transaction of business at any meeting of the board of directors, provided that the directors present at a meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors if any action taken is approved by a majority of the required quorum for such meeting. If less than a majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

3.9 Manner of Acting. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, and individual directors shall have no power as such to act on behalf of the corporation.

3.10 Compensation. By resolution of the board of directors, the directors may be reimbursed their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation thereof.

3.11 Resignations. A director may resign at any time by delivering a written notice of resignation to any of the chief executive officer, chairman of the board of directors, if any, or the secretary or assistant secretary, if any, of the corporation. The resignation shall become effective on giving of such notice, unless such notice specifies a later time for the effectiveness of such resignation.

3.12 Written Consent to Action by Directors. Any action required to be taken at a meeting of the board of directors, or any other action which may be taken at a meeting of the board of directors or of a committee of the board of directors, may be taken without a meeting, if a consent in writing, setting forth the action so taken, shall be signed by all of the directors, or all of the members of the committee, as the case may be. Such consent shall have the same legal effect as a unanimous vote of all of the directors or members of the committee.

3.13 Removal. One or more directors may be removed by the vote of stockholders representing not less than two thirds (2/3) of the voting power of the issued and outstanding stock entitled to vote in an election of directors.

ARTICLE 4
OFFICERS

4.1 Number. The officers of the corporation shall be a chief executive officer, a president (which title shall also be simultaneously held by the chief executive officer), one or more vice presidents, as shall be determined by resolution of the board of directors, a secretary, a chief financial officer, a treasurer (which title shall also be simultaneously held by the chief financial officer), and such other officers as may be appointed by the board of directors. The board of directors may elect, but shall not be required to elect, a chairman of the board of directors.

4.2 Election, Term of Office, and Qualifications. The officers shall be chosen by the board of directors annually at its annual meeting. Officers may also be chosen at any regular or special meeting of the board of directors. Each such officer (whether chosen at an annual meeting of the board of directors or to fill a vacancy or otherwise) shall hold his office until the next ensuing annual meeting of the board of directors and until his successor shall have been chosen and qualified, or until his death or until his resignation or removal in the manner provided in these bylaws. Any one person may hold any two or more of such offices, except that the president shall not also be the secretary. The chairman of the board, if any, shall be and remain director of the corporation during the term of his office. No other officer need be a director.

4.3 Subordinate Officers. The board of directors from time to time may appoint such other officers or agents as it may deem advisable, each of whom shall have such title, hold office for such period, have such authority, and perform such duties as the board of directors from time to time may determine. The board of directors from time to time may delegate to any officer or agent the power to appoint any such subordinate officer or agents and to prescribe their respective titles, terms of office, authorities, and duties. Subordinate officers need not be stockholders or directors.

4.4 Resignations. Any officer may resign at any time by delivering a written notice of resignation to the chief executive officer, the chairman of the board of directors, if any, or the secretary or assistant secretary, if any, of the corporation. Unless otherwise specified therein, such resignation shall take effect on delivery.

4.5 Removal. Any officer may be removed from office at any special meeting of the board of directors called for that purpose or at a regular meeting, by the vote of a majority of the directors, with or without cause.

4.6 Vacancies and Newly Created Offices. If any vacancy shall occur in any office by reason of death, resignation, removal, disqualification, or any other cause or if a new office shall be created, then such vacancy or newly created office may be filled by the board of directors at any regular or special meeting.

4.7 The Chairman of the Board. The chairman of the board, if there be such an officer, shall have the following powers and duties:

(a) He shall preside at all meetings of stockholders;

(b) He shall preside at all meetings of the board of directors; and

(c) He shall be a member of the executive committee, if any.

4.8 The Chief Executive Officer. The chief executive officer of the corporation shall have the same powers and duties as the president, as described below, and, in addition, shall have such powers and duties as may be directed by the board of directors of the corporation from time to time.

4.9 The President. The president shall have the following powers and duties:

(a) Subject to the direction of the board of directors, he shall have general charge of the business, affairs, and property of the corporation and general supervision over its officers, employees, and agents; If no chairman of the board of directors has been chosen or if such officer is absent or disabled, he shall preside at meetings of the stockholders and board of directors;

(b) He shall be a member of the executive committee, if any;

(c) He shall be empowered to sign certificates representing stock of the corporation, the issuance of which shall have been authorized by the board of directors; and

(d) He shall have all power and perform all duties normally incident to the office of a president of a corporation and shall exercise such other powers and perform such other duties as from time to time may be assigned to him by the board of directors.

4.10 The Vice Presidents. The board of directors may, from time to time, designate and elect one or more vice presidents, one or more of whom may be designated to serve as executive vice president. Each vice president shall have such powers and perform such duties as from time to time may be assigned to him by the board of directors or the president. At the request or in the absence or disability of the president, the executive vice president or, in the absence or disability of the executive vice president, the vice president designated by the board of directors or (in the absence of such designation by the board of directors) by the president, as senior vice president, may perform all the duties of the president, and when so acting, shall have all the powers of, and be subject to all the restrictions on, the president.

4.11 The Secretary. The secretary shall have the following powers and duties:

(a) He shall keep or cause to be kept a record of all of the proceedings of the meetings of the stockholders and of the board of directors in books provided for that purpose;

(b) He shall cause all notices to be duly given in accordance with the provisions of these bylaws and as required by statute;

(c) He shall be the custodian of the records and of the seal of the corporation, and shall cause such seal (or a facsimile thereof) to be affixed to all certificates representing stock of the corporation prior to the issuance thereof, and when so affixed, he may attest the same;

(d) He shall see that the books, reports, statements, certificates, and other documents and records required by statute are properly kept and filed;

(e) He shall have charge of the stock ledger and books of the corporation and cause such books to be kept in such manner as to show at any time the amount of the stock of the corporation of each class issued and outstanding, the manner in which and the time when such stock was paid for, the names alphabetically arranged and the addresses of the holders of record thereof, the amount of stock held by each older and time when each became such holder of record; and he shall exhibit at all reasonable times to any director, on application, the original or duplicate stock ledger. He shall cause the stock ledger referred to in section 6.4 hereof to be kept and exhibited at the principal office of the corporation, or at such other place as the board of directors shall determine, in the manner and for the purpose provided in such section;

(f) He shall be empowered to sign certificates representing stock of the corporation, the issuance of which shall have been authorized by the board of directors; and

(g) He shall perform in general all duties incident to the office of secretary and such other duties as are given to him by these bylaws or as from time to time may be assigned to him by the board of directors or the president.

4.12 The Chief Financial Officer. The chief financial officer of the corporation shall have the same powers and duties as the treasurer, as described below, and, in addition, shall have such powers and duties as may be directed by the board of directors of the corporation from time to time.

4.13 The Treasurer. The treasurer shall have the following powers and duties:

(a) He shall have charge and supervision over and be responsible for the monies, securities, receipts, and disbursements of the corporation;

(b) He shall cause the monies and other valuable effects of the corporation to be deposited in the name and to the credit of the corporation in such banks or trust companies or with such banks or other depositories as shall be selected in accordance with section 5.3 hereof;

(c) He shall cause the monies of the corporation to be disbursed by checks or drafts (signed as provided in section 5.4 hereof) drawn on the authorized depositories of the corporation, and cause to be taken and preserved property vouchers for all monies disbursed;

(d) He shall render to the board of directors or the president, whenever requested, a statement of the financial condition of the corporation and of all of his transactions as treasurer, and render a full financial report at the annual meeting of the stockholders, if called on to do so;

(e) He shall cause to be kept correct books of account of all the business and transactions of the corporation and exhibit such books to any directors on request during business hours;

(f) He shall be empowered from time to time to require from all officers or agents of the corporation reports or statements giving such information as he may desire with respect to any and all financial transactions of the corporation;

(g) He shall perform in general all duties incident to the office of treasurer ad such other duties as are give to him by these bylaws or as from time to time may be assigned to him by the board of directors or the president; and

(h) He shall prepare the quarterly and annual financial statements of the corporation in accordance with the requirements of the Securities and Exchange Commission.

4.14 Salaries. The salaries or other compensation of the officers of the corporation shall be fixed from time to time by the board of directors or a committee of the board of directors, except that the board of directors may delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate officers or agents (which delegation, for avoidance of doubt, shall not include the power to fix the salaries of the chief executive officer, president, vice president(s) or chief financial officer) appointed in accordance with the provisions of section 4.3 hereof. No officer shall be prevented from receiving any such salary or compensation by reason of the fact that he is also a director of the corporation.

4.15 Surety Bonds. If the board of directors shall so require, any officer or agent of the corporation shall execute to the corporation a bond in such sums and with such surety or sureties as the board of directors may direct, conditioned on the faithful performance of his duties to the corporation, including responsibility for negligence and for the accounting of all property, monies, or securities of the corporation which may come into his hands.

ARTICLE 5
EXECUTION OF INSTRUMENTS, BORROWING OF MONEY,
AND DEPOSIT OF CORPORATE FUNDS

5.1 Execution of Instruments. Subject to any limitation contained in the Articles of Incorporation or these bylaws, president or any vice president may, in the name and on behalf of the corporation, execute and deliver any contract or other instrument authorized in writing by the board of directors. The board of directors may, subject to any limitation contained in the Articles of Incorporation or in these bylaws, authorize in writing any officer or agent to execute and deliver any contract or other instrument in the name and on behalf of the corporation. Any such authorization may be general or limited to specific instances.

5.2 Loans. No loan or advance shall be contracted on behalf of the corporation, no negotiable paper or other evidence of its obligation under any loan or advance shall be issued in its name, and no property of the corporation shall be mortgaged, pledged, hypothecated, transferred, or conveyed as security for the payment of any loan, advance, indebtedness, or liability of the corporation, unless and except as authorized by the board of directors. Any such authorization may be general or limited to specific instances.

5.3 Deposits. All monies of the corporation not otherwise employed shall be deposited form time to time to its credit in such banks or trust companies or with such bankers or other depositories as the board of directors may select or as from time to time may be selected by any officer or agent authorized to do so by the board of directors.

5.4 Checks, Drafts, Etc. All notes, drafts, acceptances, checks, endorsements, and, subject to the provisions of these bylaws, evidences of indebtedness of the corporation shall be signed by such officer or officers or such agent or agents of the corporation and in such manner as the board of directors from time to time may determine. Endorsements for deposits to the credit of the corporation in any of its duly authorized depositories shall be in such manner as the board of directors from time to time may determine.

5.5 Bonds and Debentures. Every bond or debenture issued by the corporation shall be evidenced by an appropriate instrument which shall be signed by the president or such other officers as may be designated by the board of directors. Where such bond or debenture is authenticated with the manual signature of an authorized officer of the corporation or other trustee designated by the indenture of trust or other agreement under which such security is issued, the signature of any of the corporation’s officers named thereon may be a facsimile. In case any officer who signed or whose facsimile signature has been used on any such bond or debenture shall cease to be an officer of the corporation for any reason before the same has been delivered by the corporation, such bond or debenture may nevertheless be adopted by the corporation and issued and delivered as through the person who signed it or whose facsimile signature has been used thereon had not ceased to be such officer.

5.6 Sale, Transfer, Etc. of Securities. Sales, transfers, endorsements, and assignments of stocks, bonds, and other securities owned by or standing in the name of the corporation and the execution and delivery on behalf of the corporation of any and all instruments in writing incident to any such sale, transfer, endorsement, or assignment shall be effected by the president or by any vice president and the secretary or assistant secretary, or by any officer or agent thereunto authorized by the board of directors.

5.7 Proxies. Proxies to vote with respect to stock of other corporations owned by or standing in the name of the corporation shall be executed and delivered on behalf of the corporation or by any officer or agent there under authorized by the board of directors.

ARTICLE 6
CAPITAL STOCK

6.1 Stock Certificates. Shares of the capital stock of the corporation may be certificated or, to the extent specified in a resolution of the board of directors, uncertificated. If the shares are represented by a certificate, such certificate shall be signed by the president or any vice president and the secretary or assistant secretary, and sealed with the seal (which may be a facsimile, engraved or printed) of the corporation, certifying the number and kind, class, or series of stock owned by him in the corporation; provided, however, that where such a certificate is countersigned by (a) a transfer agent or an assistant transfer agent, or (b) registered by a registrar, the signature of any such president, vice president, secretary, or assistant secretary may be a facsimile. In case any officer who shall have signed or whose facsimile signature or signatures shall have been used on any such certificate shall cease to be such officer of the corporation, for any reason, before the delivery of such certificate by the corporation, such certificate may nevertheless be adopted by the corporation and be issued and delivered as though the person who signed it or whose facsimile signature or signatures shall have been used thereon has not ceased to be such officer. Certificates representing stock of the corporation shall be in such form as provided by the statutes of the state of incorporation. There shall be entered on the stock books of the corporation at the time of issuance of each share, the number of the certificate issued, the name and address of the person owning the stock represented thereby, the number and kind, class, or series of such stock, and the date of issuance thereof. Every certificate exchanged or returned to the corporation shall be marked “canceled” with the date of cancellation. The board of directors may provide by resolution that some or all of any or all classes and series of its shares may be represented by uncertificated shares, provided that such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Within a reasonable time after the issuance of uncertificated shares, and at least annually thereafter, the corporation shall send to the registered owner thereof a written notice containing the information required by applicable law to be set forth in a share certificate. Except as otherwise provided by law, the rights and obligations of the holders of uncertificated shares of capital stock of a certain class and series shall be identical to the rights and obligations of the holders of certificated shares of capital stock of the same class and series. The corporation may, at its option, determine to issue certificated shares notwithstanding the power specified herein to issue uncertificated shares, when the corporation deems an issuance by certificate more suitable, such as in situations where it is necessary or desirable to be able to enscribe restrictions on transfer or other legends to evidence compliance with securities laws exemptions, contractual restrictions or otherwise, or when a shareholder expressly requests a share certificate.

6.2 Transfer of Stock. Transfers of stock of the corporation shall be made on the books of the corporation by the holder of record thereof or by his attorney thereunto duly authorized by a power of attorney duly executed in writing and filed with the secretary of the corporation or any of its transfer agents, and on surrender of the certificate or certificates, properly endorsed or accompanied by proper instruments or transfer, representing such stock. Upon such surrender of a certificate or certificates in compliance with this provision, the corporation shall issue a new certificate or, upon the request in writing by the transfee and if permitted pursuant to section 6.1 of this article, evidence of the issuance of uncertificated shares to the person entitled thereto, shall cancel the old certificate and shall record the transaction upon the books of the corporation. In the case of the transfer of the uncertificated shares, such transfer shall be made only upon receipt of proper transfer instructions from the registered owner(s) of such uncertificated shares or such registered owner’s duly authorized attorneys or legal representatives, with such proof of authenticity of signature as the corporation (or the transfer agent of the corporation) may reasonably require, upon the payment of all necessary transfer taxes and, as applicable, evidence indicating compliance with any transfer restrictions applicable to such uncertificated shares that are contained in an agreement to which the corporation is a party. Upon the receipt of instructions in compliance with this provision, the corporation shall cancel the uncertificated shares, shall issue new equivalent uncertificated shares (or, if specifically directed by the registered owner or otherwise deemed prudent by the corporation, certificated shares) to the person entitled thereto and shall record the transaction upon the books of the corporation. Except as provided by law, the corporation and transfer agents and registrars, if any, shall be entitled to treat the holder of record of any stock as the absolute owner thereof for all purposes, and accordingly shall not be bound to recognize any legal, equitable, or other claim to or interest in such stock on the part of any other person whether or not it or they shall have express or other notice thereof.

6.3 Regulations. Subject to the provisions of the Articles of Incorporation, the board of directors may, from time to time, make such additional rules and regulations as it may deem expedient, in a manner consistent with these bylaws, concerning the issuance, transfer, redemption, and registration of certificated shares and uncertificated shares of the corporation.

6.4 Maintenance of Stock Ledger at Principal Place of Business. A stock ledger (or ledgers where more than one kind, class, or series of stock is outstanding) shall be kept at the principal place of business of the corporation, or at such other place as the board of directors shall determine, containing the names alphabetically arranged of original stock holders of the corporation, their addresses, their interest, the amount paid on their shares, all transfers thereof, whether the shares are certificated or uncertificated, and the number and class of stock held by each. Such stock ledgers shall at all reasonable hours be subject to inspection by persons entitled by law to inspect the same.

6.5 Transfer Agents and Registrars. The board of directors may appoint one or more transfer agents and one or more registrars with respect to the certificates representing stock of the corporation and may require all such certificates to bear the signature of either or both. The board of directors may from time to time define the respective duties of such transfer agents and registrars. No certificate for stock shall be valid until countersigned by a transfer agent, if at the date appearing thereon the corporation had a transfer agent for such stock, and until registered by a registrar, if at such date the corporation had a registrar for such stock. The functions of a transfer agent and a registrar may be carried out by a single entity.

6.6 Lost or Destroyed Certificates. The corporation may issue a new certificate for stock of the corporation in place of any certificate theretofore issued by it, alleged to have been lost or destroyed, and the board of directors may, in its discretion, require the owner of the lost or destroyed certificate or his legal representatives to give the corporation a bond in such form and amount as the board of directors may direct and with such surety or sureties as may be satisfactory to the board, and to indemnify the corporation and its transfer agents and registrars, if any, against any claims that may be made against it or any such transfer agents and registrars, if any, against any claims that may be made against it or any such transfer agent or registrar on account of the issuance of such new certificate. A new certificate may be issued without requiring any bond when, in the judgment of the board of directors, it is proper to do so. In replacement of a lost or destroyed certificate, the corporation may issue uncertificated shares upon request by the stockholder and pursuant to section 6.1 of this article.

ARTICLE 7
COMMITTEES OF THE BOARD OF DIRECTORS

7.1 Committees. The board of directors may, by resolution, appoint from its membership an executive committee with one or more members (whose members shall include the chief executive officer, who shall act as the chairman of the executive committee). The board of directors shall have the power at any time to dissolve the executive committee, to change the membership thereof, and to fill vacancies thereon. The board of directors may also appoint one or more additional committees, each with one or more members, comprised of such persons and having such responsibilities, duties and frequency of meetings as determined by the board of directors. Notwithstanding the foregoing, no committee of the board of directors, including the executive committee, shall have any of the following powers: to fill vacancies in the board of directors; to declare dividends or other distributions to stockholders; to adopt, amend, or repeal the Articles of Incorporation or these bylaws; to approve any action that also requires stockholder approval; to amend or repeal any resolution of the board of directors which by its express terms is not so amendable or repealable; to fix the compensation of directors for serving on the board of directors or on any committee; to adopt an agreement of merger or consolidation under any provision of applicable law; to recommend to the stockholders the sale, lease, or exchange of all or substantially all of the corporation’s property and assets; to recommend to stockholders a dissolution of the corporation or a revocation of a dissolution; to recommend to stockholders an amendment of bylaws; to authorize the issuance of stock, other than with respect to compensation to officers or employees pursuant to a plan authorized by the board of directors; or to enter into any merger into or with another entity as permitted by applicable law.

7.2 Proceedings. The executive committee and such other committees as may be designated hereunder by the board of directors may fix their own presiding and recording officer or officers and may meet at such place or places, at such time or times, and on such notice (or without notice) as it shall determine from time to time. Each committee may make rules for the conduct of its business as it shall from time to time deem necessary. It will keep a record of its proceedings and shall report such proceedings to the board of directors at the meeting of the board of directors next following.

7.3 Quorum and Manner of Acting. At all meetings of the executive committee and of such other committees as may be designated hereunder by the board of directors, the presence of members constituting a majority of the membership of the committee then seated shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the members present at any meeting at which a quorum is present shall be the act of such committee. The members of the executive committee and of such other committees as may be designated hereunder by the board of directors shall act only as a committee, and the individual members thereof shall have no powers as such to act on behalf of the corporation.

7.4 Resignations. Any member of the executive committee and of such other committees as may be designated hereunder by the board of directors may resign at any time by delivering a written notice of resignation to either the chief executive officer, the chairman of the board of directors, if any, the secretary, or assistant secretary, if any, or to the presiding officer of the committee of which he is a member, if any shall have been appointed and shall be in office. Unless otherwise specified therein, such resignation shall take effect on delivery.

7.5 Removal. The board of directors may, by resolution, remove any member of the executive committee or of any other committee designated by it hereunder either for or without cause at any time.

7.6 Vacancies. If any vacancy shall occur in the executive committee or of any other committee designated by the board of directors hereunder, by reason of disqualification, death, resignation, removal, or otherwise, the remaining members shall, until the filling of such vacancy, constitute the then total authorized membership of the committee and continue to act. Such vacancy may be filled at any meeting of the board of directors.

7.7 Compensation. The board of directors may allow a fixed sum and expenses of attendance to any member of the executive committee, or of any other committee designated by it hereunder, who is not a salaried employee of the corporation, for attendance at each meeting of the said committee.

ARTICLE 8
INSURANCE AND OFFICER AND DIRECTOR CONTRACTS

8.1 Indemnification: Third-Party Actions. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with any such action, suit, or proceeding, if (a) he is not liable pursuant to §78.138 of the statutes of the State of Nevada, or any successor provision thereto, or (b) he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

8.2 Indemnification: Corporate Actions. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if (a) he is not liable pursuant to §78.138 of the statutes of the State of Nevada, or any successor provision thereto, or (b) he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

8.3 Determination. To the extent that a director, officer, employee, or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in sections 8.1 and 8.2 hereof, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith. To the fullest extent permitted by law, the indemnification provided for in this article shall be deemed mandatory. To the extent that, under applicable law, any indemnification provided for in this article is treated as discretionary, any indemnification determination, unless ordered by a court or advanced pursuant to section 8.4 of this article, may be made by the corporation only as authorized in the specific case upon the determination that the indemnification of the indemnitee is proper under the circumstances. Such determination shall be made either (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in written opinion, (iii) by the stockholders by a majority vote of a quorum of stockholders at any meeting duly called for such purpose, or (iv) if a quorum of the board of directors who are not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

8.4 Advances. Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit, or proceeding on receipt of an undertaking by or on behalf of such director or officers to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized by this section. Such expenses incurred by other employees and agents may be so paid on such terms and conditions, if any, as the board of directors deems appropriate.

8.5 Scope of Indemnification. The indemnification and advancement of expenses provided by, or granted pursuant to, sections 8.1, 8.2 and 8.4:

(a) Shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled, under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office; and

(b) Shall, unless otherwise provided when authorized or ratified, continue as to a person who ceased to be a director, officer, employee, or agent of the corporation and shall inure to the benefit of the heirs, executors, and administrators of such a person.

8.6 Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against any such liability.

8.7 Officer and Director Contracts. No contract or other transaction between the corporation and one or more of its directors or officers or between the corporation and any corporation, partnership, association, or other organization in which one or more of the corporation’s directors or officers are directors, officers, or have a financial interest, is either void or voidable solely on the basis of such relationship or solely because any such director or officer is present at or participates in the meeting of the board of directors or a committee thereof which authorizes the contract or transaction or solely because the vote or votes of each director or officer are counted for such purpose, if:

(a) The material facts of the relationship or interest are disclosed or known to the board of directors or committee and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors even though the disinterested directors be less than a quorum; or

(b) The material facts of the relationship or interest is disclosed or known to the stockholders and they approve or ratify the contract or transactions in good faith by a majority vote of the shares voted at a meeting of stockholders called for such purpose or written consent of stockholders holding a majority of the shares entitled to vote (the votes of the common or interested directors or officers shall be counted in any such vote of stockholders); or

(c) The fact of the common directorship, office or financial interest is not known to the director or officer at the time the transaction is brought before the board of directors for action; or

(d) The contract or transaction is fair as to the corporation at the time it is authorized, approved, or ratified by the board of directors, a committee thereof, or the stockholders.

ARTICLE 9
FISCAL YEAR

The fiscal year of the corporation shall be determined by the board of directors of the corporation.

ARTICLE 10
DIVIDENDS

The board of directors may from time to time declare, and the corporation may pay, dividends on its outstanding stock in the manner and on the terms and conditions provided by the Articles of Incorporation and bylaws or otherwise as permitted under the statutes of the State of Nevada.

ARTICLE 11
AMENDMENTS

All bylaws of the corporation, whether adopted by the board of directors or the stockholders, shall be subject to amendment, alteration, or repeal by the board of directors, and new bylaws may be made by the board of directors, except that the board of directors shall not alter or repeal any bylaw adopted or amended by the stockholders that expressly states that such bylaw shall not be altered or repealed by the board of directors. The amendments to this Article 11 are subject to approval of the stockholders of the corporation at the 2008 annual meeting of stockholders.